                                                                   EXHIBIT 99(C)


                          REGISTRATION RIGHTS AGREEMENT


         This Registration Rights Agreement, dated October 17, 2001, is entered into by and between Active Link Communications, Inc., a Colorado corporation (the "Company"), and Timothy Ells, an individual ("Ells").

                                   WITNESSETH:

         WHEREAS, the Company and Ells are parties to that certain Amended and Restated Agreement, dated October 17, 2001, by and among the Company, ALCI Acquisition Corp., a Colorado corporation ("ALCI"), Mobility Concepts, Inc., a Wisconsin corporation ("MC"), Ells and James Ciccarelli ("Ciccarelli") (collectively, the "Agreement");

         WHEREAS, among the conditions to the consummation of the transactions contemplated by the Agreement, is the execution and delivery of a Registration Rights Agreement providing certain registration rights for Ells in connection with his ownership of the Company's common stock; and

         WHEREAS, the parties hereto desire to set forth herein the aforementioned registration rights of Ells.

         NOW, THEREFORE, in consideration of the foregoing, the mutual promises and covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1
                               CERTAIN DEFINITIONS

         The following terms shall have the definitions set forth below:

         "CONTROL" (including the terms "controlling," "controlled by" and "under common control with") shall have the meaning ascribed in Rule 12b-2 under the Exchange Act.

         "COMMISSION" means the Securities and Exchange Commission.

         "COMMON STOCK" means the common stock of the Company, no par value per share.

         "COMPANY INDEMNIFIED PERSON" means the Company, its directors, each of its officers who have signed or otherwise participated in the preparation of the Registration Statement, each underwriter of the Registrable Securities so registered (including any broker or dealer through whom such of the shares may be sold) and each Person, if any, who controls the Company within the meaning of
Section 15 of the Securities Act.

         "ELLS INDEMNIFIED PERSON" means Ells and each underwriter of the Registrable Securities (including its officers, directors, affiliates and partners) so registered (including any broker or dealer through whom such shares may be sold) and each Person, if any, who controls any such underwriter within the meaning of Section 15 of the Securities Act.

                                    EXHIBIT C
                                (to the Form 13D)

         "EXCHANGE ACT" means the Securities and Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

         "LIABILITIES" for the purpose of Section 2.5 and 2.6 of this Agreement includes any claims, damages, losses and liabilities or expenses.

         "PERSON" means any individual, corporation, partnership, joint venture, limited liability company, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

         "PURCHASED SHARES" means the shares of Common Stock received by Ells pursuant to the Agreement.

         "REGISTRABLE SECURITIES" means (i) the Purchased Shares, (ii) the shares of Common Stock not previously registered under the Securities Act, and
(iii) any other class of the Company's unregistered equity or debt securities convertible into shares of unregistered Common Stock; provided, however, that each share of Common Stock previously meeting the definition of Registrable Securities above shall cease to be treated as a Registrable Securities upon any sale pursuant to a registration statement under the Securities Act, Section 4(1) of the Securities Act or Rule 144 promulgated under the Securities Act.

         "REGISTRATION STATEMENT" means any registration statement filed under the Securities Act pursuant to this Agreement.

         "RIGHTS AGREEMENT" means this Agreement, as it may be amended, revised or otherwise modified.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

         "SHAREHOLDERS" means any one or more persons or entities holding shares of the Company's equity securities.

                                    ARTICLE 2
                          REGISTRATION OF COMMON STOCK

         Section 2.1. Company Registration. If the Company at any time proposes to register any of its unregistered equity or debt securities under the Securities Act, for sale to the public, whether for its own account or for the account of any holder or holders of any class of the Company's unregistered equity or debt securities (except with respect to registration statements on Forms S-4 or S-8 or another form not available for registering the sale of the Registrable Securities to the public generally), the Company shall give written notice of such proposed registration to Ells no later than thirty (30) days prior to the filing of the Registration Statement with respect to such sale. Subject to the terms of this Rights Agreement, such written notice shall offer Ells the opportunity to register such number of shares of Registrable Securities as Ells may request on the same terms and conditions as the other securities being registered. In the

                                    EXHIBIT C
                                (to the Form 13D)
event that Ells desires to have his Registrable Securities included in such Registration Statement, he shall so advise the Company, in writing, within fifteen (15) business days after the date of such notice from the Company. The notice from Ells shall also state the number of Registrable Securities that Ells desires to be registered. Subject to the limitations set forth in this Section 2.1, the Company shall cause to be included in such Registration Statement all or any part of the Registrable Securities that Ells requests, to be registered therein. In the event that any registration pursuant to this Section 2.1 shall be, in whole or in part, an underwritten public offering of Registrable Securities of the Company, the obligation of the Company to register the sale of Registrable Securities by Ells shall be conditioned upon Ells becoming subject to the terms and conditions of the underwriting agreement between the Company and the underwriter or underwriters in such offering. In addition thereto, if, in connection with any underwritten public offering of Registrable Securities, the managing underwriter shall, pursuant to a written opinion, impose a limitation on the number of shares of such Registrable Securities which may be included in any such Registration Statement because such underwriter has made a good faith determination that the inclusion of Ells' Registrable Securities will materially reduce the per share price of the unregistered securities being registered and sold by the Company, and there is excluded from such Registration Statement all shares of Registrable Securities sought to be included therein (i) first by any holder thereof not having any such contractual, incidental registration rights, and (ii) second by any holder thereof having contractual, incidental registration rights subordinate and junior to the rights of Ells, then the Company shall be obligated to include in such Registration Statement only the pro rata portion of the Registrable Securities then owed by Ells. Notwithstanding the above, at no time shall the Company register hereunder less than thirty percent (30%) of the total value of the Registrable Securities then owned by Ells that Ells has requested be so registered.

         Section 2.2. Demand Registration. At any time after the market value of the Purchased Shares is estimated to be at least One Dollar ($1.00) per share, Ells may request that the Company register under the Securities Act all or any portion of the Registrable Securities held by Ells for sale in the manner specified in such request.

         Notwithstanding anything herein to the contrary, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 2.2 after the Company has effected four (4) registrations (meaning that the registration statements relating thereto have been declared effective by the Commission) at the request of Ells under this
Section 2.2.

         If Ells intends to sell such Registrable Securities in an underwritten offering, he shall so advise the Company in such initial request and the Company shall use its best efforts to select an underwriter, which selection must be approved by Ells prior to the effective date of the registration statement relating to such offering.

         In the event that any sale taking place pursuant to this Section 2.2 shall be an underwritten public offering of Registrable Securities, the Company shall become subject to the terms and conditions of the underwriting agreement by and among the Company, Ells and the underwriter or underwriters in such offering, all on commercially reasonable terms and conditions.

                                    EXHIBIT C
                                (to the Form 13D)

         Section 2.3. Registration Procedures. If and whenever the Company is required by the provisions of this Agreement to effect the registration of Registrable Securities under the Securities Act, the Company will, as expeditiously as possible:

         (a) prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided);

         (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above and to comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by such registration statement for such period;

         (c) furnish to Ells and any underwriter such number of copies of the prospectus forming a part of such registration statement (including each preliminary prospectus) as such Persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such registration statement;

         (d) use its best efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as Ells or, in the case of an underwritten public offering, the managing underwriter, shall reasonably request; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not then qualified or to take any action which would subject it to the service of process in suits other than those arising out of the offer or sale of the securities covered by such registration statement in any jurisdictions where it is not then subject to service of process in such other suits;

         (e) as expeditiously as possible, notify Ells and any underwriter and (if requested by any such Person) confirm such notice in writing, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the Registration Statement or related prospectus, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, such obligation to continue for the period specified in paragraph (a) above; and, as promptly as practicable thereafter, prepare and file with the Commission and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statement therein, in light of the circumstances under which they were made, not misleading.

         (f) enter into an underwriting agreement in the form then currently in use by the underwriter or underwriters in such offering and consistent with the provisions of this Section 2.3;

                                    EXHIBIT C
                                (to the Form 13D)

         (g) cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed, if any;

         (h) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

         (i) furnish, at the request of Ells, on the date that such Registrable Securities is delivered to the underwriters for sale in connection with a registration pursuant to this Section 2.3, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to Ells and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to Ells;

         (j) notify Ells promptly after the Company shall receive notice thereof, of the time when such Registration Statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

         (k) notify Ells promptly of any request by the Commission for the amending or supplementing of such Registration Statement or prospectus or for additional information;

         (l) advise Ells promptly after the Company shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and

         (m) otherwise to comply with all applicable rules and regulations of the Commission.

         For purposes of paragraphs (a), (b) and (e) above, the period of distribution of Registrable Securities shall be deemed to extend until the earlier of the sale of all Registrable Securities covered thereby or 120 days after the effective date thereof; provided, however, that in the event the Company or an underwriter requests that Ells not sell any shares of Registrable Securities for a particular period of time during the effectiveness of any such registration statement, the period of distribution of Registrable Securities shall be deemed to extend for a period of time equal to the actual number of days of such stay period.

         In connection with each registration hereunder, the obligation of the Company to register the sale of Registrable Securities held by Ells is conditioned upon Ells furnishing to the Company in writing such information with respect to himself and the proposed distribution of the Registrable Securities by him as shall be reasonably necessary in order to assure compliance with Federal and applicable state securities laws.

                                    EXHIBIT C
                                (to the Form 13D)

         Section 2.4. Expenses. The Company shall pay the expenses in connection with each registration, including in each case, without limitation, the fees and expenses of counsel for Ells, all registration and filing fees, fees and expenses required by state securities and blue sky laws, legal, accounting and underwriting (excluding discounts and commission attributable to shares of Registrable Securities sold by Ells) fees and disbursements, printing, messenger and delivery expenses, and fees and expenses of any other Person retained by the Company.

         Section 2.5. Indemnification.

         (a) In the event that the Company registers any of the Registrable Securities under the Securities Act, the Company will, to the extent permitted by law, indemnify and hold harmless each Ells Indemnified Person from and against any and all Liabilities, joint or several, to which they or any of them become subject under the Securities Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse each Indemnified Person for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions, whether or not resulting in any Liability, insofar as such Liabilities arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any filing with any state securities authority, in any preliminary or amended preliminary prospectus or in the final prospectus (or the Registration Statement or prospectus as from time to time amended or supplemented by the Company) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities laws or regulations applicable to the Company and relating to action or inaction required of the Company in connection with such registration, unless (i) such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, preliminary or amended preliminary prospectus or final prospectus in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by Ells expressly for use therein, or unless (ii) in the case of a sale directly by Ells (including a sale of such Registrable Securities through any underwriter retained by Ells to engage in a distribution solely on behalf of Ells), such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus, and Ells failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Securities to the Person asserting any such loss, claim, damage or liability in any case where such delivery is required by the Securities Act or any state securities laws.

         (b) Promptly after receipt by any Ells Indemnified Person of notice of the commencement of any action in respect of which indemnity may be sought against the Company, such Ells Indemnified Person will notify the Company in writing of the commencement thereof, and, subject to the provisions hereinafter stated, the Company shall assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to such Ells Indemnified Person) and the payment of reasonable expenses insofar as such action shall relate to any alleged Liabilities in respect of which indemnity may be sought against the Company.


                                    EXHIBIT C
                                (to the Form 13D)

         (c) Each Ells Indemnified Person shall have the right to employ separate counsel in any such action and to participate in the defense thereof, and the fees and expenses of such counsel shall be at the expense of the Company regardless of whether of not the employment of such counsel has been specifically authorized by the Company. The Company shall not be liable to indemnify any Ells Indemnified Person for any settlement of any such action effected without the Company's consent. The Company shall not, except with the approval of each Ells Indemnified Person being indemnified under this Section 2.5, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the parties being so indemnified of a release from all liability in respect to such claim or litigation.

         (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which any Ells Indemnified Person makes a claim for indemnification pursuant to this Section 2.5 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.5 provides for indemnification in such case, then the Company and such Ells Indemnified Person will contribute to the aggregate Liabilities to which they may be subject (after contribution from other) in such proportion so that Ells Indemnified Person is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by the Registration Statement bears to the offering price of all securities offered by such Registration Statement, and the Company is responsible for the remaining portion; but if it is determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such allocation may not be enforced, then the Company and such Ells Indemnified Person shall contribute to the aggregate Liabilities as is appropriate to reflect the relative fault of the Company on the one hand and of the Ells Indemnified Person on the other in connection with the statements or omissions which resulted in such Liabilities, as well as any other relevant equitable consideration. The relative fault of the Company on the one hand and of the Ells Indemnified Person on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Ells Indemnified Person on the other, and each party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

         Section 2.6. Indemnification of Company Indemnified Persons.

         (a) In the event that the Company registers any of the Registrable Securities under the Securities Act, Ells will, to the extent permitted by law, indemnify and hold harmless each Company Indemnified Person from and against any and all Liabilities, joint or several, to which they or any of them become subject under the Securities Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse the Company Indemnified Persons for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions, whether or not resulting in any

                                    EXHIBIT C
                                (to the Form 13D)

Liability, insofar as such Liabilities arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any filing with any state securities authority, in any preliminary or amended preliminary prospectus or in the final prospectus (or the Registration Statement or prospectus as from time to time amended or supplemented by the Company) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but only insofar as any such statement, filing or omission was made in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by Ells expressly for use therein.

         (b) Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against such Company Indemnified Person, the Company will notify Ells in writing of the commencement thereof, and Ells shall, subject to the provisions hereinafter stated, assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to the Company) and the payment of reasonable expenses insofar as such action shall relate to the alleged Liabilities in respect of which indemnity may be sought against Ells.

         (c) Each Company Indemnified Person shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of Ells unless the employment of such counsel has been specifically authorized by Ells. Ells shall not be liable to indemnify any Company Indemnified Person for any settlement of any such action effected without Ells' consent. Ells shall not, except with the approval of each Company Indemnified Person being indemnified under this Section 2.6, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the parties being so indemnified of a release from all liability in respect to such claim or litigation.

         (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which any Company Indemnified Person makes a claim for indemnification pursuant to this Section 2.6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.6 provides for indemnification in such case, then the Company and Ells will contribute to the aggregate Liabilities to which they may be subject (after contribution from other) in such proportion so that Ells is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by the Registration Statement bears to the offering price of all securities offered by such Registration Statement, and the Company is responsible for the remaining portion; but if it is determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such allocation may not be enforced, then Ells and such Company Indemnified Person shall contribute to the aggregate Liabilities as is appropriate to reflect the relative fault of the Company on the one hand and of Ells on the other in connection with the statements or omissions which resulted in such Liabilities, as well as any other relevant equitable consideration. The relative fault of the Company on the one hand and of Ells on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact

                                    EXHIBIT C
                                (to the Form 13D)
relates to information supplied by the Company on the one hand or by Ells on the other, and each party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

         Section 2.7. Assignment. The registration rights granted to Ells by this Agreement may be assigned to any other Person; provided that, in the event of such assignment or transfer, any such assignee or transferee agrees in writing to be bound by all of the provisions of this Agreement. To the extent assigned or transferred as permitted herein, all references to Ells shall be interpreted to include any such transferee or assignee. Subject to this Section 2.7, this Agreement shall be binding upon and inure to the benefit of the Company and Ells and their respective heirs, successors and assigns, except that the Company shall not have the right to delegate its obligations hereunder or to assign its rights hereunder or any interest herein without the prior written consent of Ells.

         Section 2.8. Reports Under Securities Exchange Act of 1934. So long as the Company is subject to the reporting requirements of either Section 13 or
Section 15(d) of the Exchange Act, the Company will use its best efforts to file timely with the Commission such information as the Commission may require under with of said sections. The Company shall use its best efforts to take all action as may be required as a condition to the availability of Rule 144 under the Securities Act (or any successor exemptive rule hereinafter in effect) with respect to such Common Stock. The Company shall furnish to Ells forwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company as filed with the Commission, and (iii) such other reports and documents as Ells may reasonably request in availing himself of any rule or regulation of the Commission allowing a holder to sell any such Registrable Securities without registration.

                                    ARTICLE 3
                                  MISCELLANEOUS

         Section 3.1. No Equal or Prior Rights. The Company agrees that it will not grant registration rights to any person or entity not a party to this Agreement on terms and conditions which would give such person or entity registration rights equal to or superior to the rights granted to Ells hereby, without the prior written consent of Ells.

         Section 3.2. Termination; Amendment; Waiver. This Agreement may be terminated or amended, and any provision hereof may be waived, only with the prior written consent of the Company and Ells.

         Section 3.3. Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, or by telecopy or facsimile upon confirmation of receipt, (ii) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (iii) on the 5th business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or


                                    EXHIBIT C
                                (to the Form 13D)
pursuant to such other instructions as may be designated in writing by the party to receive such notice:

         (a) If to Active Link:

                               Active Link Communications, Inc.
                               7388 South Revere Parkway, #1000
                               Englewood, Colorado  80112
                               Facsimile: (303) 649-9514
                               Attention: Jim Ciccarelli, CEO

                               with a copy to:

                               Patton Boggs, L.L.P.
                               1660 Lincoln Street, Suite 1900
                               Denver, Colorado  80264
                               Facsimile No.: (303) 894-9239
                               Attention: Robert M. Bearman, Esq.

         (b) If to Ells:

                               Timothy Ells, President
                               1840 Centre Point Drive
                               Naperville, Illinois  60563
                               Facsimile: (630) 955-9443

                               with a copy to:

                               Ross & Hardies
                               150 North Michigan Avenue, 25th Floor
                               Chicago, Illinois  60601-7567
                               Facsimile: (312) 920-0337
                               Attention: Kathleen Swan, Esq. and John Lee, Esq.

         Section 3.4. Complete Agreement. This Agreement represents the entire agreement among Ells and the Company with respect to the matters set forth herein, and the parties hereto acknowledge that there have been no representations, warranties, covenants or agreements made by any party hereto other than those contained in this Agreement.

         Section 3.5. Counterparts. This Agreement may be executed in counterparts, each of which shall be signed by one or more of the Company and Ells, and all of which are deemed to be one and the same agreement binding upon each party hereto.

         Section 3.6. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

         Section 3.7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to its conflicts of law doctrine.

                                    EXHIBIT C
                                (to the Form 13D)

         Section 3.8. Injunctive Relief. Ells and the Company recognize that in the event Ells or the Company fail to observe the terms and conditions of this Agreement, any remedy at law may prove to be inadequate relief to the Company and Ells; therefore, Ells and the Company agree that the Company and Ells shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages, and without a requirement for the posting of bond.

         Section 3.9. Further Assurances. From and after the date of this Agreement, upon the request of Ells or the Company, the Company and Ells shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.








                                    EXHIBIT C
                                (to the Form 13D)

         IN WITNESS WHEREOF, the undersigned, thereunto duly authorized, have hereunto set their respective hands as of the day and year first above written.




                                     ACTIVE LINK COMMUNICATIONS, INC.


                                     By:     /s/ James M. Ciccarelli
                                           -------------------------------------
                                     Its:    CEO
                                           -------------------------------------
                                     Name:   James M. Ciccarelli
                                           -------------------------------------






                                       /s/ Timothy A. Ells
                                     -------------------------------------------
                                     Timothy Ells








                                    EXHIBIT C
                                (to the Form 13D)
                                      C-12